Exhibit 99.1

FOR IMMEDIATE RELEASE

RETAIL PROPERTIES OF AMERICA, INC. CONTINUES TO EXECUTE ON

STRATEGIC GROWTH PLAN AND ENHANCE OPERATIONS

Letter to Stockholders Details Important Progress Implementing Strategic Initiatives

Stockholders Reminded to Vote FOR the Company’s Directors

at the Annual Meeting on October 9, 2012

OAK BROOK, Ill.—September 4, 2012— Retail Properties of America, Inc. (NYSE: RPAI) today announced that it has mailed a letter to stockholders in connection with the Company’s 2012 Annual Meeting of Stockholders scheduled for October 9, 2012. The letter highlights RPAI’s progress in executing on its strategic plan to enhance stockholder value, which includes growing the value of its asset portfolio, streamlining its operating platform and strengthening its balance sheet.

RPAI urges stockholders to re-elect the Company’s experienced and highly qualified directors at the 2012 Annual Meeting. RPAI stockholders are encouraged to vote by telephone, by Internet or by signing, dating and returning the Company’s proxy card today.

The full text of the letter follows:

August 31, 2012

Dear Fellow Stockholders:

With the Retail Properties of America, Inc. (RPAI) Annual Meeting of Stockholders approaching, we are writing to provide an update on the significant progress we have made to improve our portfolio, lower our risk profile, manage our costs and position RPAI for long-term value creation.

RPAI’s highly-qualified, independent Board of Directors and experienced management team carefully manage a large, high quality, national retail portfolio comprised of strategically located assets that are diversified by geography, retail property type and tenant base. RPAI’s Board and management team are focused on strengthening the Company’s portfolio, streamlining its operating platform and improving its balance sheet.

RPAI IS ENHANCING THE VALUE OF ITS PORTFOLIO

RPAI’s experienced management team continues to grow the value of our large and diversified portfolio through strong leasing momentum, stabilized cash flows, and active asset management focused on risk mitigation and tenant retention. Our efforts to strengthen the portfolio since the recession have resulted in stronger, better-diversified and higher quality properties.

Our results reflect the steps we have taken and in the June quarter, we signed 148 new and renewal leases and increased our retail occupancy rate to 88.1%, an increase of 180 basis points year over year and 10 basis points sequentially. In addition, retail portfolio percent leased was 91%, up 230 basis points year-over-year, and 40 basis points sequentially, and we identified over 800,000 square feet of potential transactions in our robust leasing pipeline.

We are focused on further strengthening our portfolio and, with the progress and momentum we have made thus far, we are well positioned to see more operational improvement in 2013 and beyond. But don’t just take our word for it. Financial analysts who follow the REIT industry recognize the strength of our team, the diversity and value of our portfolio, and our improving results:1

•

“[RPAI’s] senior management team has an average of over 22 years of real estate experience and successfully navigated the company through the Great Recession, addressing over $3 billion of mortgage debt since 2009 and reduced total debt by more than $1.1 billion… We believe the lessons learned over this time should serve the team well as it continues to execute on the final stages of its balance sheet repair strategies including its expected 2012 disposition plans.” (Vin Chao of Deutsche Bank, May 15, 2012)

•	“We think the Company’s execution out of the gate has been solid, and management is slowly building a formidable track record in the public markets.” (Todd Thomas of KeyBanc, August 9, 2012)

•	“RPAI’s retail portfolio is one of the most diverse in the strip center space in terms of geography and asset type.” (Michael Mueller of J.P. Morgan, May 15, 2012)

RPAI IS STREAMLINING ITS OPERATING PLATFORM

RPAI continues to control costs and focus on corporate overhead. As part of this effort, we have worked hard to establish RPAI’s independence from its previous sponsor, The Inland Group. We have undertaken a thorough review of our service agreements with Inland and its affiliates and we decided to terminate a majority of these arrangements. These actions include moving into new office space apart from the Inland campus in the fourth quarter of 2012, resulting in a less expensive lease than our current lease. In addition, with a fully staffed team that can accommodate the influx of work and operations that we foresee in the future, RPAI can reduce the overhead associated with corporate marketing and capital markets activities. With these operating enhancements, we are confident RPAI is poised to achieve further growth.

Analysts have lauded the Company’s efforts to make additional enhancements to its operating platform:

•	“New board members, moving corporate office space away from Inland, and the cancellation of shared service agreements are all positives for RPAI.” (Michael Bilerman of Citi, August 17, 2012)

•

“Additionally, the Company is moving its headquarters off The Inland Group’s campus and terminating a number of shared service agreements, which should alleviate investor concerns and potential conflicts surrounding RPAI’s independence from Inland.” (Todd Thomas of KeyBanc, August 9, 2012)

[1]	Permission to use quotes neither sought nor obtained.

•

“…RPAI disclosed a number of steps that it has taken to further break away from the ‘mother-ship’ – Inland. Specifically, it notified Inland that it was terminating a number of service agreements with them including investment advisory, mortgage financing, communications, insurance risk management services, and others as well. Additionally, the company signed a lease with a third party and it will leave the Inland campus by year-end. These were good steps to take in our view…” (Michael Mueller of J.P. Morgan, August 6, 2012)

RPAI IS STRENGTHENING BALANCE SHEET

One of our top priorities continues to be improving the Company’s balance sheet. We have made substantial progress in reducing our leverage and our overall risk profile. Our $293 million public equity offering in April enabled us to efficiently repay high-cost debt and to manage other financial obligations. In addition, we continue to seek opportunities to enhance our balance sheet with the proceeds of the disposition of non-core and non-strategic assets. The steps taken over the last several quarters have strengthened our financial flexibility and we intend to continue enhancing the Company’s balance sheet.

Analysts have recognized RPAI’s efforts to enhance its balance sheet:

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“With substantial portfolio upside still ahead and balance sheet repair in its latter stages, we think RPAI is well-levered to the economic recovery that we expect will continue to accelerate over the coming years…We also see the completion of RPAI’s disposition plans in 2012, achievement of its deleveraging targets, and improving operating metrics as key identifiable catalysts that should drive a narrowing of the significant valuation discount to its peers.” (Vin Chao of Deutsche Bank, May 15, 2012)

•

“Given the company’s disposition plans and upside to EBITDA via portfolio lease-up, we expect total leverage will normalize toward the peer group over the next 18 months or so. Accordingly, we see the balance sheet improvement as a potential catalyst for the shares, as it has been for many other REITs previously.” (Vin Chao of Deutsche Bank, May 15, 2012)

•

“The Company repurchased its partner’s interest in a joint venture at an accretive 13% FFO yield, repaid an additional $225 million of mortgage debt, listed its Mervyn’s portfolio for sale and made considerable progress in its attempt to whittle down its exposure to non-core office and industrial assets. “ (Todd Thomas of KeyBanc, August 9, 2012)

RPAI IS DELIVERING VALUE TO ITS STOCKHOLDERS

The RPAI Board and management team have taken a number of steps to enhance stockholder value – both short-term and long-term. In April 2012, RPAI reached a major milestone when the Company completed its initial public offering (IPO) and listing of Class A Common Stock, which raised equity to advance the Company’s growth prospects and provided existing stockholders with the option of measured liquidity.

RPAI stockholders currently receive a $0.66 per share annual dividend, equivalent to a strong dividend yield, and we view the dividend as sustainable at current levels. In addition, we have raised our operating FFO guidance for 2012 and are confident that as macroeconomic conditions improve, our performance will continue to improve as well.

Analysts recognize the Company’s efforts to deliver value and believe in RPAI’s upside potential:

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“… dividend yield provides attractive current income for patient investors as the Company works toward completing its near and long-term goals, which we expect to lead to multiple expansion.” (Todd Thomas of KeyBanc, May 15, 2012)

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“There are few ‘value’ plays across the retail REIT group. The standout value opportunity that we see is in recently IPO’d RPAI which…satisfies a list of desirable value stock characteristics with several potential catalysts over the next year.” (Michael Bilerman of Citi, August 17, 2012)

•	“With retail occupancy at only 88%, we see above avg internal growth over the next few years.” (Vin Chao of Deutsche Bank, May 15, 2012)

YOUR VOTE IS IMPORTANT;

RE-ELECT RPAI’S DIRECTORS BY VOTING YOUR PROXY CARD TODAY

We strongly believe that RPAI has the right team and the right strategy in place to drive continued growth and stockholder value. RPAI’s Board and management team are working diligently to deliver enhanced stockholder value and position RPAI for long-term success.

We urge you to vote FOR the company’s director nominees today on the enclosed proxy card. We thank stockholders who have already submitted their vote—no further action is needed. If you have any questions or need assistance in submitting your proxy or voting your shares, or if you need additional copies of the proxy statement please contact RPAI’s proxy solicitor, Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 276-3011.

Thank you for your continued support.

Sincerely,

/s/ Gerald M. Gorski Chairman, Retail Properties of America, Inc.	/s/ Steven P. Grimes President and Chief Executive Officer

ABOUT RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate company that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States.

Investor Contact:

Angela Aman, Chief Financial Officer

Retail Properties of America, Inc.

(630) 586-6533

Media Contact:

Matt Sherman / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

SAFE HARBOR LANGUAGE

The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “will,” “estimates,” “intend,” “aim,” “should,” “could,” “future,” “potential,” “plans,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors.” We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.